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                                                                 Exhibit 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-86269 of Avis Rent A Car, Inc. of our report dated January 25, 1999 (March 19, 1999 as to Note 21 and August 23, 1999 as to Note 22), relating to the consolidated financial statements of Avis Rent A Car, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
New York, New York
September 23, 1999